Exhibit 99.1
eMagin Grows Second Quarter Revenue 153%

Margin Improvements Outpace Revenue Gains

BELLEVUE, Wash., Aug. 7, 2007 -- eMagin Corporation (OTC:EMAN), the leader in OLED microdisplay and personal imaging technologies, has issued preliminary financial results for its second quarter ending June 30, 2007. The results show record revenues with year-over-year revenues improving by 153% for the quarter and 137% for the first six months of 2007.

Financial Summary

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Revenue for the three and six months ending June 30, 2007, of $4.2 million and $7.8 million represent increases of 153% and 137% from $1.7 million and $3.3 million in 2006. Once again, increases in microdisplay demand fueled the reported growth and eMagin’s eighth consecutive quarter of revenue increases.

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Gross margins in 2007 grew to 30% of revenue or $1.3 million for the quarter and 23% or $1.8 million for the six-month period as compared to gross losses of $1.3 million (77%) of revenue and $2.7 million (81%) of revenue in 2006. These results reflect improvements of $2.6 million and $4.5 million for the three and six month periods ended June 30, 2007 as compared to 2006.

•	Operating expenses declined 32% and 25% from $2.4 million and $5.5 million for the three and six month periods ending June 30, 2007, as compared to $3.6 million and $7.4 million in 2006.

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Operating loss declined 76% for the three months ending June 30, 2007, to $1.1 million from $4.8 million in 2006. Excluding $384,000 of non-cash expenses, the operating losses for the quarter totaled $760,000. For the six-month period, losses were $3.7 million in 2007 down 63% or $6.3 million from $10.1 million in 2006.

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Net losses for the three and six month periods ended June 30, 2007 were $1.7 million or $0.15 per share and $4.7 million or $0.42 per share as compared to a net loss of $4.8 million or $0.48 per share and $10.0 million or $1.00 per share for the periods in 2006.

eMagin anticipates revenues to exceed $16 million for the full year, ending December 31, 2007. “Built on our pioneering work in OLED microdisplay technology and on-going customer development and support, our combination of manufacturing and financial discipline with marketing focus has enabled us to improve the business substantially during the first half of 2007,” said K.C. Park, interim CEO and president, eMagin Corporation. “With this solid footing established we’re excited about our opportunities and look forward to continuing our growth.”

Full results will be available in the company’s 10Q report for the quarter ending June 30, 2007, to be filed with the SEC.

Business Highlights

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At the Society for Information Display Conference, eMagin demonstrated its new prototype SVGA-3DS microdisplay, which offers both analog and digital signal processing in a compact display (0.44-inch) with greater power efficiency. The world’s finest pixel pitch (11.1 μm) device would eliminate the need for extra circuitry and components while allowing for a smaller display module design with increased functionality, with no increase in power consumption.

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FLIR Systems chose eMagin microdisplays for its innovative ThermaCAM P640 thermal video camera. Ideal for top-level thermography, the P640 can resolve greater detail with smaller targets, yielding more informative and higher quality thermal images.

•	eMagin completed a restructuring of $6.0 million of notes payable extending their maturity dates to December 2008.

About eMagin Corporation

A leader in OLED microdisplay technology, eMagin integrates high-resolution OLED microdisplays with magnifying optics to deliver virtual images comparable to large-screen computer and television displays in portable, low-power, lightweight personal displays. eMagin microdisplays provide near-eye imagery in a variety of products from military, industrial, medical and consumer OEMs. The company’s own Z800 3DVisor provides 3D stereovision and headtracking for PC gaming, training and simulation, immersion therapy, and other applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York.  System design facilities and sales and marketing are located in Bellevue, Washington. More information about eMagin and its products is available at www.emagin.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin’s management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management’s control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Media Contact:
Joe Runde, 425-749-3636, jrunde@emagin.com
Investor Contact:
John Atherly, 425-749-3622, jatherly@emagin.com

Note: eMagin is a trademark of eMagin Corporation.

eMAGIN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,
	2007 (unaudited)	December 31, 2006

ASSETS

Current assets:
Cash and cash equivalents	$690	$1,415
Investments - held to maturity	174	171
Accounts receivable, net	1,272	908
Inventory	1,810	2,485
Prepaid expenses and other current assets	681	656
Total current assets	4,627	5,635
Equipment, furniture and leasehold improvements, net	442	666
Intangible assets, net	53	55
Other assets	231	233
Deferred financing costs, net	191	416
Total assets	$5,544	$7,005

LIABILITIES AND SHAREHOLDERS’ CAPITAL DEFICIT

Current liabilities:
Accounts payable	$1,208	$1,192
Accrued compensation	1,394	959
Other accrued expenses	905	749
Advanced payments	160	444
Deferred revenue	81	126
Current portion of capitalized lease obligations	—	6
Current portion of debt	4,685	1,217
Derivative liability - warrants	1,157	1,195
Other current liabilities	45	52
Total current liabilities	9,635	5,940

Long-term debt	78	2,229
Total liabilities	9,713	8,169

Commitments and contingencies

Shareholders’ capital deficit:
Preferred stock, $.001 par value: authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.001 par value: authorized 200,000,000 shares, issued and outstanding, 11,264,657 shares as of June 30, 2007 and 10,341,029 shares as of December 31, 2006	11	10
Additional paid-in capital	181,310	179,651
Accumulated deficit	(185,490)	(180,825)
Total shareholders’ capital deficit	(4,169)	(1,164)
Total liabilities and shareholders’ capital deficit	$5,544	$7,005

eMAGIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:

Product revenue	$4,144	$1,674	$7,667	$3,245
Contract revenue	88	—	174	70

Total revenue, net	4,232	1,674	7,841	3,315

Cost of goods sold	2,946	2,965	6,061	5,994

Gross profit (loss)	1,286	(1,291)	1,780	(2,679)

Operating expenses:

Research and development	887	1,304	1,740	2,542
Selling, general and administrative	1,543	2,248	3,764	4,836
Total operating expenses	2,430	3,552	5,504	7,378

Loss from operations	(1,144)	(4,843)	(3,724)	(10,057)

Other income (expense):

Interest expense	(1,333)	—	(2,174)	—
Gain on warrant derivative liability	182	—	643	—
Other income, net	567	5	590	59
Total other (expense) income	(584)	5	(941)	59

Net loss	$(1,728)	$(4,838)	$(4,665)	$(9,998)

Loss per share, basic and diluted	$(0.15)	$(0.48)	$(0.42)	$(1.00)

Weighted average number of shares outstanding:

Basic and diluted	11,175,888	10,011,351	10,983,981	10,007,595